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                                                                      EXHIBIT 11

           STATEMENT RE COMPUTATION OF PRO FORMA NET INCOME PER SHARE
                     (In thousands, except per share data)



                                                                                      Three Months             Nine Months
                                                                                      Ended June 30           Ended June 30,
                                                                                   1996         1997         1996          1997
                                                                                  -------------------       -------------------
Pro forma net income. . . . . . . . . . . . . . . . . . . . . . .                 $1,824       ($650)       $4,711       $4,085
                                                                                  ======      =======       ======       ======
Shares used in computing pro forma net income per share:
Weighted average shares outstanding for period  . . . . . . . . .
Effect of options granted in January 1997:                                        11,453      11,837        11,343       11,468
    Options granted   . . . . . . . . . . . . . . . . . . . . . .         404
    Options price   . . . . . . . . . . . . . . . . . . . . . . .     $  1.46
                                                                      -------
Assumed proceeds  . . . . . . . . . . . . . . . . . . . . . . . .         590
Average market price  . . . . . . . . . . . . . . . . . . . . . .     $ 17.81
                                                                      -------
Shares assumed repurchased  . . . . . . . . . . . . . . . . . . .          33
                                                                      -------
Shares deemed outstanding . . . . . . . . . . . . . . . . . . . .         371        371         371           371          371
Effect of options granted in June 1997:
    Options granted   . . . . . . . . . . . . . . . . . . . . . .          31
    Option price  . . . . . . . . . . . . . . . . . . . . . . . .     $ 16.00
                                                                      -------
Assumed proceeds  . . . . . . . . . . . . . . . . . . . . . . . .         496
Average market price per share  . . . . . . . . . . . . . . . . .     $ 17.81
                                                                      -------
Shares assumed repurchased                                                 28
                                                                      -------
Shares deemed outstanding                                                   3          3           3             3            3
                                                                      -------
Effect on distribution to stockholders:
S Corporation Dividend  . . . . . . . . . . . . . . . . . . . . .      20,500
Less:  Net income for period from July 1, 1996 to June 30, 1997 .      14,645
                                                                      -------
Dividend in excess of income  . . . . . . . . . . . . . . . . . .       5,855
Estimated net IPO proceeds per share  . . . . . . . . . . . . . .      $14.66
                                                                      -------
Shares deemed outstanding . . . . . . . . . . . . . . . . . . . .         399        399         399           399          399
                                                                                  ------      -------       ------       ------
Shares used in computing pro forma net income per share:  . . . .                 12,226      12,610        12,116       12,241
                                                                                  ======      =======       ======       ======
Pro forma net income per share  . . . . . . . . . . . . . . . . .                  $0.15      ($0.05)        $0.39        $0.33
                                                                                  ======      =======       ======       ======





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